As filed with the Securities and Exchange Commission on October 1, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE DAVEY TREE EXPERT COMPANY

(Exact name of registrant as specified in its charter)

Ohio	34-0176110
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1500 North Mantua Street

P.O. Box 5193

Kent, Ohio 44240

(Address of principal executive officers, including zip code)

The Davey 401KSOP and ESOP (January 1, 2022 Restatement)

(Full title of the plan)

Joseph R. Paul

Executive Vice President, Chief Financial Officer and Assistant Secretary

The Davey Tree Expert Company

1500 North Mantua Street

P.O. Box 5193

Kent, Ohio 44240

(330) 673-9511

(Name, address, and telephone number, including area code, of agent for service)

With a copy to:

Jurgita Ashley

Thompson Hine LLP

3900 Key Center

127 Public Square

Cleveland, Ohio 44114

(216) 566-5500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Non-Accelerated Filer	☒	Emerging Growth Company	☐
Accelerated Filer	☐	Smaller Reporting Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by The Davey Tree Expert Company (the “Registrant”) to register an additional 2,000,000 common shares, par value $0.50 per share (“Common Shares”), issuable under The Davey 401KSOP and ESOP (January 1, 2022 Restatement) (the “Plan”), which Common Shares are in addition to the Common Shares previously registered on the Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on March 28, 1997 (File No. 333-24155), March 11, 2011 (as amended by the Post-Effective Amendment No. 1 filed on May 5, 2015) (File No. 333-172738), March 12, 2013 (File No. 333-187205), May 5, 2015 (File No. 333-203865), May 19, 2016 (File No. 333-211465) and September 29, 2021 (File No. 333-259875) (collectively, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding the registration of additional securities. Accordingly, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except to the extent supplemented, amended and superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Registrant with the Commission, are incorporated herein by reference (except for the portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof or otherwise not filed with the Commission, which are deemed not to be incorporated by reference into this Registration Statement):

1.	The Registrant’s Annual Report on Form 10-K for the Registrant’s fiscal year ended December 31, 2023 (including the information incorporated by reference therein from the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 5, 2024);

2.	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 30, 2024 and June 29, 2024;

3.	The Registrant’s Current Reports on Form 8-K filed with the Commission on March 15, 2024, May 22, 2024, May 31, 2024, July 24, 2024, July 30, 2024, August 20, 2024, and September 5, 2024;

4.	The Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2023; and

5.	The description of the Registrant’s Common Shares contained in the Registrant’s Registration Statements filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by the description of the Common Shares contained in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, together with any amendment or report filed with the Commission for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the Commission) subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS as necessary in order to qualify the Plan under Section 401 of the Internal Revenue Code.

Exhibit Number	Description of Exhibit
4.1	2017 Amended Articles of Incorporation of The Davey Tree Expert Company (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 17, 2017).
4.2	Certificate of Amendment to the 2017 Amended Articles of Incorporation, dated as of September 20, 2021 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 21, 2021).
4.3	2017 Amended and Restated Regulations of The Davey Tree Expert Company (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 17, 2017).
5.1	Opinion of Thompson Hine LLP.
23.1	Form 10-K Consent of Deloitte & Touche LLP.
23.2	Form 11-K Consent of Deloitte & Touche LLP.
23.3	Consent of Thompson Hine LLP (included in Exhibit 5.1).
24.1	Power of Attorney.
99.1	The Davey 401KSOP and ESOP (January 1, 2022 Restatement) (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 2, 2022).
99.2	First Amendment to The Davey 401KSOP and ESOP (January 1, 2022 Restatement).
107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kent, State of Ohio, on October 1, 2024.

THE DAVEY TREE EXPERT COMPANY

By:	/s/ Joseph R. Paul
Joseph R. Paul
Executive Vice President, Chief Financial Officer and Assistant Secretary, and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick M. Covey	Chairman, President and Chief Executive Officer (Principal Executive Officer)	October 1, 2024
Patrick M. Covey

/s/ Joseph R. Paul	Executive Vice President, Chief Financial Officer and Assistant Secretary, and Director (Principal Financial Officer)	October 1, 2024
Joseph R. Paul

/s/ Thea R. Sears	Vice President and Controller (Principal Accounting Officer)	October 1, 2024
Thea R. Sears

/s/ Alejandra Evans*	Director	October 1, 2024
Alejandra Evans

/s/ Matthew C. Harris*	Director	October 1, 2024
Matthew C. Harris

/s/ Thomas A. Haught*	Director	October 1, 2024
Thomas A. Haught

/s/ Catherine M. Kilbane*	Director	October 1, 2024
Catherine M. Kilbane

/s/ Charles D. Stapleton*	Director	October 1, 2024
Charles D. Stapleton

*By:	/s/ Joseph R. Paul
Joseph R. Paul, Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kent, State of Ohio, on October 1, 2024.

THE DAVEY 401KSOP AND ESOP

By:	The Davey Tree Expert Company, the Plan Administrator

By:	/s/ Joseph R. Paul
Joseph R. Paul, Executive Vice President, Chief Financial Officer and Assistant Secretary, and Director